UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported): June 14, 2006

                        PREMIER ENTERTAINMENT BILOXI LLC
                                       and
                          PREMIER FINANCE BILOXI CORP.
             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)

             333-114339                              20-0495680/20-0495563
      (Commission File Number)                 (IRS Employer Identification No.)

          777 Beach Boulevard
               Biloxi, MS                                   39530
(Address of Principal Executive Offices)                 (Zip Code)

                                  (228)374-7625
              (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Premier Entertainment Biloxi LLC (the "Company") has entered into the following agreements:

AMENDED AND RESTATED AGREEMENT BETWEEN OWNER (THE COMPANY) AND CONTRACTOR (ROY ANDERSON CORP.) WHERE THE BASIS OF PAYMENT IS THE COST OF WORK PLUS A FEE NOT TO EXCEED A GUARANTEED MAXIMUM PRICE (THE "AMENDED CONSTRUCTION CONTRACT"), DATED AS OF JUNE 16, 2006.

Effective June 16, 2006, the Company entered into the Amended Construction Contract with Roy Anderson Corp.("RAC" or the "Contractor") to rebuild the casino portion of the Hard Rock Hotel & Casino Biloxi (the "Hotel/Casino") and to renovate and repair the existing hotel tower, low-rise building, parking garage and pool and deck area that were severely damaged by Hurricane Katrina. The Amended Construction Contract is an amendment and restatement of the Agreement between Owner and Contractor where the basis of payment is the cost of work plus a fee not to exceed a guaranteed maximum price with Roy Anderson Corp. dated December 24, 2003.

Pursuant to the terms of the Amended Construction Agreement, the Company has agreed to pay Roy Anderson Corp. the cost of the work performed plus a contractor's fee, with the aggregate of such amounts not to exceed the guaranteed maximum price of $78,313,766. Such amount includes a design contingency of approximately $3,931,732. In addition, the Company has established a $3,500,000 project contingency fund which will be controlled by the Company. Substantial completion (as defined in the Amended Construction Agreement) of the work is to be achieved on or before July 4, 2007.

Monthly progress payments are required after (i) the Contractor submits all required information to the Company and the project architect, and (ii) the architect and the independent construction consultant for the trustee under the Company's 10-3/4% First Mortgage Notes (the "Notes") due 2012 approve the payment in accordance with the terms of the Cash Collateral and Disbursement Agreement under the Notes. Payments made by the Company will be net of amounts retained pending construction progress ranging from zero to 10%. Whenever work is 50% complete and performed in accordance with the project schedule in the opinion of the project architect, then 50% of the retainage will be paid to the contractor and 5% on all subsequent project payments shall be retained thereafter.

Roy Anderson III is a member of the Board of Managers of the Company and a member of GAR LLC, the beneficial owner of all of the equity interests in the Company ("GAR"), as well as the President and Chief Executive Officer of RAC. The Company believes that the terms of the Amended Construction Contract are similar to those that could otherwise be received from a third party and are, on the whole, no less favorable to the Company than the terms of the original construction contract between the Company and Roy Anderson Corp.

RECEIVABLES PURCHASE AGREEMENT DATED AS OF JUNE 16, 2006 AMONG BHR HOLDINGS, ROY ANDERSON CORP. AND THE COMPANY (THE "RECEIVABLES AGREEMENT"):

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Effective June 16, 2006, the Company entered into the Receivables Agreement with
BHR Holdings, Inc. ("BHR") and RAC for the purpose of furthering reconstruction of the Hotel/Casino, which was severely damaged by Hurricane Katrina.

Pursuant to the terms of the Receivables Agreement, from time to time, RAC may request that BHR purchase from RAC any receivables due to RAC by the Company under the Amended Construction Contract (the "Receivables") if such Receivables are past due for more than 10 days. Upon such request, BHR shall, upon the terms and subject to the conditions of the Receivables Agreement, purchase the Receivables covered by such request from RAC; provided, however, that no purchase shall be required of BHR if, after giving effect thereto, the aggregate amount of purchased Receivables would exceed $40 million.

The Company agreed that any Receivables that are not paid after the purchase of such Receivables by BHR shall continue to accrue interest at a rate of 12% per annum in accordance with the terms and conditions of the Construction Agreement.

BHR is a subsidiary of Leucadia National Corporation, and, through LUK-Ranch Entertainment LLC, is the indirect controlling member of GAR..

AMENDED AND RESTATED EMPLOYMENT AGREEMENT BETWEEN THE COMPANY AND JOSEPH BILLHIMER DATED AS OF JUNE 14, 2006:

Effective June 14, 2006, the Company entered into an Amended and Restated Employment agreement with Joseph Billhimer (the "Billhimer Agreement"). The following is a summary of significant changes to the original employment agreement between the Company and Mr. Billhimer, dated June 6, 2003:

     o Mr. Billhimer will continue to act as the Company's President and will become Chief Executive Officer rather than Chief Operating Officer and will receive an annual base salary of $360,000 for his services performed prior to the opening of the Hotel/Casino.
     o Once the Hotel/Casino opens to the public for gaming, Mr. Billhimer's annual base salary will be $350,000, subject to increase at the discretion of the Company's Board of Managers.
     o In the event Mr. Billhimer and the Company have not reached an agreement on mutually acceptable terms to enter into a new employment agreement by July 1, 2007, Mr. Billhimer, in his sole discretion, may terminate the Billhimer Agreement on or after such date; provided, however, Mr. Billhimer provides written notice of such intent to the Company at least six (6) weeks prior to the date of termination.
     o If Mr. Billhimer is terminated "without cause" (as defined in the Billhimer Agreement) or resigns for certain enumerated reasons, he will receive all accrued and unpaid salary, an amount equal to one year's base salary and any bonus amounts that would otherwise be payable, if at all, based on the annualization of the year-to-date



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          EBITDA as accrued by the Company in the year of such termination. In addition, he will continue to participate in all of the Company benefit plans for one year from the date of termination or until he accepts employment with another employer or a consulting relationship with a third party that provides Mr. Billhimer with substantially similar compensation and medical benefits as set forth herein.

Throughout the term of his employment, Mr. Billhimer will receive an automobile allowance of $500.00 per month and will be entitled to participate in all benefit programs in effect or which may be developed for similarly situated executive personnel of the Company from time to time. Additionally, for the term of Mr. Billhimer's employment and for a period of one year thereafter (unless Mr. Billhimer is terminated without cause, in which case the one-year period shall be reduced to one month) Mr. Billhimer is subject to certain restrictive covenants limiting his ability to compete with the Company or to solicit the Company's employees, suppliers or customers.

EMPLOYMENT AGREEMENTS WITH EACH OF ROBERT CALLAWAY, DATED AS OF JUNE 15, 2006, AND WITH TODD RAZIANO, DATED AS OF JUNE 15, 2006

Effective as of June 15, 2006, the Company entered into an employment agreement with each of Robert Callaway, the General Counsel of the Company and Todd J. Raziano, the Senior Vice President and Chief Financial Officer of the Company (collectively the "Executives"). The term of each agreement is for one year beginning June 5, 2006 and ending June 4, 2007. Mr. Callaway will receive an annual base salary of $170,000 and Mr. Raziano will receive an annual base salary of $175,000.

As further consideration for their services, Mr. Callaway and Mr. Raziano will receive $12,500 and $10,000, respectively which shall be paid on the first to occur of (i) the Company's having access for such purposes to restricted funds held by the trustee under the Company's 10-3/4% First Mortgage Notes due 2012 or
(ii) 90 days from the date of the respective agreement. In addition, the Executives will be eligible to participate in the Company's bonus program for executive personnel of the Company in effect from time to time. Any bonus paid to an Executive thereunder will be in the sole discretion of the Company. The Executives shall also be entitled to vacation in accordance with the Company's policies and to participate in all benefit programs in effect or which may be developed for similarly situated executive personnel of the Company from time to time.

If an Executive is terminated without cause (as defined in the employment agreement) the Executive shall be entitled to receive his base salary and to participate in the Company's benefit plans for the longer of three months or the end of the term of the employment agreement. Additionally, each of the employment agreements contains certain covenants restricting an Executive's ability to compete with the Company for 90-days, in the event of termination for cause, or for so long as the Executive is receiving compensation from the Company, in the event the Executive was terminated without cause.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 20, 2006

                                       PREMIER ENTERTAINMENT BILOXI LLC
                                       PREMIER FINANCE BILOXI CORP.


                                              /s/  Todd J. Raziano
                                       ----------------------------------------
                                       Name:  Todd J. Raziano
                                       Title: Senior Vice President and Chief
                                               Financial Officer